Exhibit 21


                              LIST OF SUBSIDIARIES
                                       OF
                            CAPITAL ASSOCIATES, INC.


NAME                                                      PLACE OF INCORPORATION
----                                                      ----------------------


Capital Associates International, Inc.                            Colorado

CAI Equipment Leasing I Corporation                               Colorado

CAI Equipment Leasing II Corporation                              Colorado

CAI Equipment Leasing III Corporation                             Colorado

CAI Equipment Leasing IV Corporation                              Colorado

CAI Equipment Leasing V Corporation                               Colorado

CAI Equipment Leasing VI Corporation                              Colorado

CAI Leasing Canada, Limited                                     Alberta, Canada

CAI Partners Management Company                                   Colorado

CAI Securities Corporation                                       California

CAI - UBK Equipment Corporation                                   Colorado

Capital Equipment Corporation                                     Colorado

Whitewood Credit Corporation                                      Colorado

CAI Lease Securitization-I Corporation                            Delaware

Capital Associates International de Mexico s. de R.L. de C.V.      Mexico

Capital Associates Technology Group, Inc.                           Utah

CAI-RBE Equipment Corp.                                           Colorado